SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ X]   Preliminary Information Statement
[    ]   Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[    ]   Definitive Information Statement

EPOD INTERNATIONAL INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ X]   No fee required.
[    ]   Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[     ]   Fee paid previously with preliminary materials.

[     ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(20 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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EPOD INTERNATIONAL INC.
2223 Hayman Road
Kelowna, British Columbia
CANADA V1Z 1Z6

INFORMATION STATEMENT

**WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY**

INTRODUCTION

This Information Statement is being furnished to the stockholders of record of EPOD International Inc. (the “Company”) as of August 6, 2004, in connection with the proposed adoption of Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) by the written consent of the holders of a majority in interest of the Company’s voting capital stock consisting of the Company’s outstanding Common Stock, $0.001 par value (the “Common Stock”). On July 5, 2004, the Company’s Board of Directors approved and recommended that the Articles of Incorporation be amended and restated in order to effect a 2:1 forward split of the Common Stock and to proportionally decrease the par value per share of the Common Stock.

The Amended and Restated Articles were approved by the written consent of the stockholders owning a majority of the outstanding Common Stock on July 6, 2004. The Amended and Restated Articles were filed with and accepted by the Nevada Secretary of State on August 6, 2004. The Amended and Restated Articles contain a provision delaying their effectiveness until at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Amended and Restated Article shall become effective on September 1, 2004 (the “Effective Date” ).

The elimination of the need for a special meeting of stockholders to approve the Amended and Restated Articles is made possible by Section 78.320 of the Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 78.320 of the NRS, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and time involved in holding a special meeting and in order to effect the Amended and Restated Articles as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the voting stock of the Company. On July 6, 2004, there were 23,280,000 outstanding shares of Common Stock and 55 holders of record of Common Stock. The approval of the Amended and Restated Articles requires the written consent of the holders of a majority of the outstanding shares of Common Stock, and each share of Common Stock was entitled to one vote with respect to the approval of the Amended and Restated Articles. By written consent in lieu of a meeting, holders of 18,000,000 shares of our Common Stock, representing approximately 77% of our outstanding voting power, have approved the 2:1 forward split of the Common Stock.

The approximate date on which this information statement is first being sent or given to stockholders is August 18, 2004.

FORWARD STOCK SPLIT

Our Board of Directors has unanimously adopted a resolution seeking stockholder approval to effect a 2:1 forward split of our issued and outstanding shares of Common stock. The number of shares of Common Stock authorized will not change as a result of the proposed forward stock split. However, the par value per share of the Common Stock will be proportionately decreased to $0.0005 per share.

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Principal Purposes and Effects of the Stock Split

Our Board of Directors anticipates that the increase in the number of outstanding shares of common stock resulting from the stock split would place the market price of the Company's Common Stock in a range more attractive to the financial community and the investing public and may result in a broader market for the Company's common stock than that which currently exists.  The decreased price level resulting from the stock split may encourage and facilitate trading in the Company's Common Stock and possibly promote greater liquidity for the Company's stockholders.

The stock split would increase the number of issued and outstanding shares of the Company's Common Stock by a factor of two (the “Forward Stock Split”).  Following the Forward Stock Split and based on the number of shares outstanding as of the Record Date, the number of outstanding shares of the Company's Common Stock would increase to 46,560,000 shares.  The Forward Stock Split would not change the equity interests of the stockholders in the Company and would not affect the relative rights of any stockholder or result in a dilution or diminution of any stockholder's proportionate interest in the Company.

The Common Stock will have a par value of $0.0005 per share following the Forward Stock Split, and the number of shares of Common Stock outstanding will be increased. The following example is intended for illustrative purposes:

Forward Stock Split	Number of Authorized Shares of Common Stock	Number of Outstanding Shares of Common Stock	Par Value per Share of Common Stock
Pre-Forward Split	75,000,000	23,280,000	$ 0.001
Post 2:1 Forward Split	75,000,000	46,560,000	$0.0005

At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate number of shares of the Company's Common Stock, $0.0005 par value per share (the "New Common Stock"). Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing shares of New Common Stock.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of the material federal income tax consequences of the proposed Forward Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS "), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Forward Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

•    The Forward Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.

•    No gain or loss will be recognized by the Company in connection with the Forward Stock Split.

•    No gain or loss will be recognized by a stockholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

•    The aggregate basis of the shares of New Common Stock to be received in the Forward Stock Split will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

•    The holding period of the shares of New Common Stock to be received in the Forward Stock Split will include the holding period of the shares of the Old Common Stock surrendered in exchange therefor.

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THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED FORWARD STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Since the stock split would result in each stockholder's interest being represented by a greater number of shares, it is possible that higher brokerage commissions might be payable after the stock split upon a sale or transfer of a stockholder's same relative interest in the Company's common stock because that interest would be represented by a greater number of shares.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

On July 5, 2004, the Board of Directors approved, subject to the approval of the Company’s stockholders, the Amended and Restated Articles, which amends certain provisions of the Articles of Incorporation to reflect a 2:1 forward split of the Common Stock. On July 6, 2004, stockholders owning a majority of the outstanding Common Stock approved the Amended and Restated Articles. The Company wishes to restate the Articles of Incorporation so that all amendments to date will be contained in one document. A copy of the Amended and Restated Articles is attached to this document as Exhibit A.

Effect of the Amended and Restated Articles

After the Amended and Restated Articles become effective, the par value of each share of Common Stock shall be decreased from $0.001 per share to $0.0005 per share.

Reason for the Amended and Restated Articles

The forward split of the Common Stock to be effected by the Amended and Restated Articles is necessary to enable the Company to place the market price of the Company's Common Stock in a range more attractive to the financial community and the investing public and may result in a broader market for the Company's Common Stock than that which currently exists.  The decreased price level resulting from the stock split may encourage and facilitate trading in the Company's Common Stock and possibly promote greater liquidity for the Company’s stockholders.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s Common Stock as of July 30, 2004, by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

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	Shares Beneficially Owned[1,2]

Name of Beneficial Owner	Number	Percent

Michael Matvieshen, Chairman of the Board and Director	18,025,000	77%
L. Mark Roseborough, President and Director	25,000	—%
Peter Lacey, Director	25,000	—%
Peter Hipp, Director	25,000	—%
Hans Schroth, Director	25,000	—%

Directors and executive officers as a group (5 persons)	18,125,000	78%
 ______________________
1   The rules of the SEC provide that, for the purposes hereof, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares the voting or investment power, irrespective of his economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to community property laws.
2    Based on 23,280,000 shares outstanding on July 30, 2004. Shares of Common Stock subject to options that are exercisable within 60 days of July 30, 2004, are deemed beneficially owned by the person holding such option for the purposes of calculating the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

OTHER MATTERS

The information contained in this document is to the best knowledge of the Company and the information contained herein with respect to the directors, executive officers and principal shareholders is based upon information that these individuals have provided to us.

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as "householding" is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 2223 Hayman Road, Kelowna, British Columbia, Canada V1Z 1Z6, or by calling (250) 769-0130. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

By Order Of The Board of Directors,
/s/ Michael Matvieshen

MICHAEL MATVIESHEN Chairman of the Board

Kelowna, British Columbia August 9, 2004

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EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
EPOD INTERNATIONAL INC.
UNDER SECTION 78.403
OF THE
NEVADA REVISED STATUTES

EPOD International Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

ARTICLE I

The present name of the corporation is EPOD International Inc. The name under which the corporation was originally incorporated was Cyokaras Corporation. The Articles of Incorporation of the corporation were originally filed with the Secretary of State of Nevada on February 16, 1999.

ARTICLE II

These Amended and Restated Articles of Incorporation were duly adopted by the directors and the stockholders of the corporation in accordance with Section 78.315 and Section 78.320 of the Nevada Revised Statutes.

ARTICLE III

These Amended and Restated Articles of Incorporation restates and integrates previous provisions and also further amends the corporation’s existing Articles of Incorporation to effect a 2:1 forward split of the corporation’s issued and outstanding common stock and to proportionately decrease the par value per share of the corporation’s common stock.

ARTICLE IV

The following amendment to the Articles of Incorporation was adopted by the corporation as of July 6, 2004:

Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

            “Article IV CAPITAL STOCK. The amount of the total authorized capital stock of this corporation is 75,000,000 shares each with a par value of $ .0005 (one twentieth of a cent) per share.”

ARTICLE V

The Articles of Incorporation and all amendments thereto are hereby superseded by the following Restated Articles of Incorporation:

Article I.   NAME. The name of the corporation is EPOD International Inc.

Article II.   LOCATION. The registered office of this corporation is at 200 North Stewart Street, Carson City, Nevada 89701, registered agent is Carson Registered Agents, Inc. at 200 North Stewart Street, Carson City, Nevada 89701.

Article III.   PURPOSE. This corporation is authorized to carry on any lawful business or enterprise.

Article IV.    CAPITAL STOCK. The amount of the total authorized capital stock of this corporation is 75,000,000 shares each with a par value of $.0005 (one twentieth of a cent) per share.

Article V.    DIRECTORS. The number of directors constituting the entire Board shall be not less than one nor more than seven as fixed from time to time by vote of a majority of the entire Board, provided however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

Article VI.   ELIMINATING PERSONAL LIABILITY. Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

Article VII.   INCORPORATORS. The name and address of the incorporator is: Kevin L. Nichols, 5616 East 19th Avenue, Spokane, WA 99212.

Article VIII.   PERIOD OF EXISTENCE. The period of existence of this corporation shall be perpetual.

Article IX.   AMENDMENT OF ARTICLES OF INCORPORATION. The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice

Article X.   VOTING OF SHARES. In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

ARTICLE VI

These Restated Articles of Incorporation shall be effective on September 1, 2004.

IN WITNESS WHEREOF, EPOD International Inc., has caused these Amended and Restated Articles of Incorporation to be signed by Michael Matvieshen, its Chairman, as of the 6th day of July, 2004.

EPOD INTERNATIONAL INC.

By:	/s/ Michael Matvieshen

MICHAEL MATVIESHEN, Chairman